                          AVERY DENNISON CORPORATION
                  COMPUTATION OF NET INCOME PER SHARE AMOUNTS
                    (In millions, except per share amounts)

                                                                Three Months Ended                 Six Months Ended
                                                           -----------------------------     -----------------------------
                                                           June 28, 1997   June 29, 1996     June 28, 1997   June 29, 1996
                                                           -------------   -------------     -------------   -------------
(A)  Weighted average number of
     common shares outstanding                                     103.3           105.4             103.4           105.6

     Additional common shares issuable under
     employee stock options using the treasury
     stock method                                                    3.0             2.7               3.1             2.7
                                                           -------------   -------------     -------------   -------------

(B)  Weighted average number of common shares
     outstanding assuming the exercise of stock
     options                                                       106.3           108.1             106.5           108.3
                                                           =============   =============     =============   =============

(C)  Net income applicable to common stock                 $        49.6   $        41.6     $        97.8   $        81.6
                                                           =============   =============     =============   =============

Net income per share as reported (C / A)                   $        0.48   $        0.39     $        0.95   $        0.77
                                                           =============   =============     =============   =============

Net income per share giving effect to the exercise of
      outstanding stock options (C / B)                    $        0.47   $        0.38     $        0.92   $        0.75
                                                           =============   =============     =============   =============


                                  Exhibit 11